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                                                                    Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


     This Registration Rights Agreement (this "Agreement") is made and entered into as of January 7, 1997, by and between Primark Corporation, a Michigan corporation ("Primark"), and Joseph E. Kasputys ("Executive").

     The parties hereby agree as follows:


1.   Securities Subject to this Agreement.
     -------------------------------------

     DEFINITIONS. The term "Registrable Securities" means any shares of common stock, without par value, of Primark (the "Common Stock") which may be issued to Executive under the terms of a Non-Qualified Stock Option Agreement dated January 7, 1997.

2.   Registration Rights.
     --------------------

     (a)    Demand Registration Right.
            -------------------------
            (i) RIGHT TO DEMAND. At any time after the issuance to Executive of Registrable Securities, Executive may make a written request to Primark for registration under and in accordance with the provisions of the Securities Act of 1933 ("Securities Act"), of all or part of the Registrable Securities (a "Demand Registration"). Such request shall specify the aggregate amount of the Registrable Securities to be registered and shall also specify the intended methods of disposition thereof.

            (ii) NUMBER OF DEMAND REGISTRATIONS. Executive shall be entitled to one Demand Registration. Primark shall not be deemed to have effected a Demand Registration unless and until a registration statement covering the requested amount of Registrable Securities is declared effective by the Securities and Exchange Commission ("SEC").

     (b) EFFECTIVE REGISTRATION STATEMENT AND EXPENSES. Primark agrees to file with the SEC as soon as reasonably practicable after a request for Demand Registration, but in no event later than the later of (x) ninety days after such request for Demand Registration and (y) in the event Primark exercises its privilege to delay the filing of a registration statement pursuant to Section 2(d) hereof, fifteen days after the end of the period during which Primark delays such filing, a registration statement on any appropriate form (the "Registration Statement") with respect to all of the Registrable Securities requested to be included in such Demand Registration in accordance with the foregoing. Primark agrees to use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as reasonably practicable after such filing and to keep the Registration Statement continuously effective until the earlier of (i) the date on which all of the Registrable Securities registered thereunder have been disposed of and (ii) two years following the date on which the Registration Statement is declared effective.


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           Subject to Section 4(e) hereof, Primark further agrees, if necessary, to supplement or amend the Registration Statement, as required by the registration form utilized by Primark or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations thereunder. Primark agrees to pay all Registration Expenses (as hereinafter defined) in connection with such Demand Registration, whether or not the Registration Statement becomes effective.

    (c) PIGGYBACK REGISTRATION RIGHTS. Subject to the terms of this Agreement, in the event that Primark determines for its own account to register for sale to the public shares of Primark common stock, Primark shall include in such registration the Registrable Securities, provided that the Executive makes a written request to Primark to have such shares of Registrable Securities or any portion thereof registered and that request is received by Primark at least 30 days prior to the filing with the SEC of the registration statement.

    (d) PRIMARK'S ABILITY TO POSTPONE. Primark shall have the privilege to delay the filing of the Registration Statement for a reasonable period of time (not exceeding 90 days) if Primark furnishes Executive with a certificate stating that Primark has determined in good faith that effecting the registration at such time would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require Primark to make public disclosure of information the public disclosure of which would have a material adverse effect upon Primark.

3.   HOLDBACK AGREEMENTS.
     -------------------

     Executive agrees not to effect any public sale or distribution of the issue being registered or a similar security of Primark, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the ten business days prior to, and during the 90-day period beginning on, the effective date of the Registration Statement (except as part of such registration), if and to the extent timely notified in writing by Primark.

4.   REGISTRATION PROCEDURES.
     ------------------------

     Whenever Executive has requested that any Registrable Securities be registered pursuant to Section 2 of this Agreement, Primark will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities and, in connection with any such request, Primark will as expeditiously as possible:

     (a) prepare and file with the SEC the Registration Statement and use its best efforts to cause such Registration Statement to become effective;

     (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof, cause the


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prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act;

     (c) furnish to Executive at least one signed copy of the Registration Statement and any post-effective amendment thereto, as soon as such documents become available to Primark, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as Executive may reasonably request as soon as such documents become available to Primark;

     (d) on or prior to the date on which the Registration Statement is declared effective, use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Executive reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Executive to consummate the disposition in such jurisdictions of such Registrable Securities; provided, that Primark will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to general taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

     (e) notify Executive at any time during which a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act of the happening of any event (including, without limitation, the involvement of Primark in a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction (a "Material Transaction")) as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and Primark will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that if such event relates solely to a Material Transaction, Primark shall not be obligated to prepare such supplement or amendment if Primark determines not to proceed with such Material Transaction and notifies Executive of such determination;

     (f) notify Executive of any stop order or other suspension of effectiveness of the Registration Statement;

     (g) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

     (h) notify Executive promptly of the receipt by Primark of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction;


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     (i) use its reasonable efforts to obtain the withdrawal of any suspension of the qualification of the Registrable Securities for sale in a certain jurisdiction at the earliest possible time; and

     (j) use its reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

     Primark may require Executive to furnish to Primark such information regarding the distribution of such Registrable Securities and such other information relating to Executive and its ownership of Registrable Securities as Primark may from time to time reasonably request in writing.

     Executive agrees that, upon receipt of any notice from Primark of the happening of any event of the kind described in Section 4(e) hereof, Executive will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Executive's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 4(e) hereof (or, in the event of a Material Transaction, until Executive's receipt either of such supplemented or amended prospectus or of notice from Primark that Primark has determined not to proceed with such Material Transaction) and, if so directed by Primark, Executive will deliver to Primark (at the expense of Primark) all copies, other than permanent file copies then in Executive's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.   REGISTRATION EXPENSES.
     ----------------------

     All expenses incident to Primark's performance of or compliance with this Agreement including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses and fees and expenses of counsel for Primark and its independent certified public accountants (all such expenses being herein called "Registration Expenses") will be borne by Primark; provided that in no event shall Registration Expenses include any underwriting discounts, sales commissions or similar fees attributable to the sale of the Registrable Securities or the fees and expenses of counsel or any special experts retained by Executive.

6.   MISCELLANEOUS.
     --------------

     (a) AMENDMENT AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the parties hereto have agreed thereto in writing.


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     (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, registered first-class mail or telecopier:

             (i)    if to Executive, at:

                    Mr. Joseph E. Kasputys
                    398 Simon Willard Road
                    Concord, Massachusetts  01742

             (ii)   if to Primark, at:

                    Primark Corporation
                    1000 Winter Street, Suite 4300N
                    Waltham, Massachusetts 02154
                    Attn:  Michael R. Kargula, Esq.

     All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered, or two business days after being deposited in the mail, postage prepaid, if mailed, or upon electronic confirmation of receipt, if sent via telecopier.

     (c) SUCCESSORS AND ASSIGNS. This Agreement may not be assigned except by an instrument in writing signed by the parties hereto. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of each of the parties hereto, and no other person shall have any right, benefit or obligation under this Agreement, express or implied, as a third party beneficiary or otherwise.

     (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed wholly within that Commonwealth.

     (g) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, or legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.


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7.   SHAREHOLDER APPROVAL. This Agreement shall be subject to the approval of the shareholders of Primark at the next Annual Meeting of Shareholders and shall be of no further force or effect unless such approval is obtained in a separate vote by the affirmative vote of a majority of the voting shares present or represented and entitled to vote at such meeting. In the event that such shareholder approval is not forthcoming, this Agreement shall automatically terminate.


     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


PRIMARK CORPORATION                        EXECUTIVE



By:    /s/ MICHAEL R. KARGULA              /s/ JOSEPH E. KASPUTYS
       -------------------------------     -----------------------------
Name:  Michael R. Kargula                  Joseph E. Kasputys
Title: Senior Vice President, General
       Counsel and Secretary